      As filed with the Securities and Exchange Commission on November 25, 1997.
                                                                Registration No.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CAPITAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

      OHIO                         6711                         34-1588902
(State or other              (Primary Standard               (I.R.S. Employer
  jurisdiction of            Industrial Class-              Identification No.)
  incorporation or       Identification Code No.)
  organization)

                               5520 MONROE STREET
                              SYLVANIA, OHIO 43560
                                 (419) 885-7379
          (Address of Principal Executive Offices, including Zip Code)

                               CAPITAL BANK, N.A.
                             RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)

                                 --------------

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

         MR. JOHN S. SZUCH                       COPIES OF COMMUNICATIONS TO:
         CHAIRMAN                                THOMAS C. BLANK, ESQ.
         CAPITAL HOLDINGS, INC.                  WERNER & BLANK CO., L.P.A.
         5520 MONROE STREET                      7205 W. CENTRAL AVENUE
         SYLVANIA, OHIO  43560                   TOLEDO, OHIO  43617
         (419) 885-7379                          (419) 841-8051

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
          (Telephone number, including area code, of agent for service)

                                   Calculation of Registration Fee
=======================================================================================================
                                                 Proposed               Proposed
 Title of                                        Maximum                Maximum
Securities                 Amount                Offering               Aggregate         Amount of
  to be                       to be                Price                  Offering        Registration
Registered                 Registered            Per Unit(l)              Price(l)              Fee
-------------------------------------------------------------------------------------------------------
Common Stock               125,000               $44.50                 $5,562,500          $1,918.10
=======================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457, based upon the current trading price for the Common Stock as of November 24, 1997.

                                 ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

                                 ---------------

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

           The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                     PART II

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents are incorporated in this Registration Statement by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act: (File No. 33-46573);

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in
                      (a) above: (File No. 33-46573); and

           (c) The description of the Corporation's Common Stock contained in the Registration Statement filed on Form S-1 (File No. 33-46573).

           All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

Item 4.    DESCRIPTION OF SECURITIES

           Not applicable.

Item 5.    INTEREST OF NAMED EXPERTS AND COUNSEL

           Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Chapter 17 of the Ohio General Corporation Law provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

           Chapter 17 further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. Chapter 17 also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual status as a director, officer, employee, or agent.

           Registrant maintains a directors' and officers' liability insurance policy, including expense reimbursement, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

Item 8.    EXHIBITS

     4.1   Capital Bank, N.A. Retirement Savings Plan.

     5     Legal Opinion of Werner & Blank Co. L.P.A. (including Consent).

     23(a) Consent of Ernst & Young, LLP, Independent Public Accountants.

     23(b) Consent of Werner & Blank Co. L.P.A. (included in opinion #5 above)

     24.   Power of Attorney

Item 9.    UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that Paragraph (a)(l)(i) and (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

THE REGISTRANT
--------------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylvania, State of Ohio, on this 18th day of November, 1997.

                                        Capital Holdings, Inc.

                                        By:  /S/ ROBERT A. SULLIVAN
                                           -------------------------------
                                             Robert A. Sullivan, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                        Capital Holdings, Inc.

                                             /S/ JOHN S. SZUCH
                                        ----------------------------------
                                        John S. Szuch,
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of November, 1997.

         Signature                                   Title
         ---------                                   -----
     /S/ JOHN S. SZUCH
------------------------------------
John S. Szuch                                        Chairman and Chief Executive Officer
                                                     and Director (Principal Executive Officer)

    /S/ ROBERT A. SULLIVAN
------------------------------------
Robert A. Sullivan                                   President, Chief Operating Officer and Director

    /S/ MICHAEL P. KILLIAN
------------------------------------
Michael P. Killian                                   Senior Vice President and Chief Financial Officer
                                                     (Principal Accounting Officer)

    /S/ JAMES M. APPOLD                              Director
------------------------------------
James M. Appold

     /S/ DAVID P. BENNETT                            Director
------------------------------------
David P. Bennett

                                                     Director
------------------------------------
Yale M. Feniger

    /S/ GEORGE A. ISAAC, III                         Director
------------------------------------
George A. Isaac, III

    /S/ MICHAEL C. LANDIN                            Director
------------------------------------
Michael C. Landin

    /S/ RONALD R. LANGENDERFER                       Director
------------------------------------
Ronald R. Langenderfer

    /S/ JOEL A. LEVINE                               Director
------------------------------------
Joel A. Levine

                                                     Director
------------------------------------
W. G. Lyden, III

    /S/ THOMAS W. NOE                                Director
------------------------------------
Thomas W. Noe

    /S/ NOEL S. ROMANOFF                             Director
------------------------------------
Noel S. Romanoff

    /S/ JAMES D. SAYRE                               Director
------------------------------------
James D. Sayre

    /S/ JAMES M. TUSCHMAN                            Director
------------------------------------
James M. Tuschman